Exhibit 99.1
ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

NEWS RELEASE

Abraxas Announces Public Offering

SAN ANTONIO (January 18, 2011) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today announced that it intends to offer 10,000,000 shares of common stock and certain selling stockholders intend to offer 8,503,347 shares of common stock, both subject to market conditions, in an underwritten offering.  The offering is being made pursuant to two effective shelf registration statements filed with the U.S. Securities and Exchange Commission.  Abraxas intends to grant the underwriters a 30-day option to purchase up to 2,775,502 additional shares of common stock to cover over-allotments, if any.

Abraxas intends to use the net proceeds from the offering to repay indebtedness outstanding under its credit facility, to increase its 2011 capital expenditure budget and for general corporate purposes.

The selling stockholders received their shares of common stock in the merger of Abraxas Energy Partners, L.P. into a wholly-owned subsidiary of Abraxas in October 2009.

The offering may be made only by means of a prospectus supplement and accompanying base prospectuses meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  Copies of the preliminary prospectus supplement and the accompanying base prospectuses meeting such requirements and relating to the offering may be obtained from the following:

Johnson Rice & Company L.L.C.	Canaccord Genuity	Stifel Nicolaus Weisel
Attn: Syndicate	Attn: Syndicate	Attn: Syndicate
639 Loyola Avenue, Suite 2775	99 High Street, 12th Floor	One South Street, 15th Floor
New Orleans, LA 70113	Boston, MA 02110	Baltimore, MD 21202
Telephone: (504) 525-3767	Telephone: (800) 225-6201	Telephone: (443) 224-1988

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectuses will be filed with the SEC and may be obtained at no charge from its website at www.sec.gov.  Before you invest, you should read the prospectus supplement and the accompanying base prospectuses and the documents incorporated by reference therein and other documents that Abraxas has filed with the SEC for more complete information about Abraxas and this offering.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and Gulf Coast regions of the United States and in the province of Alberta, Canada.

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675

Safe Harbor for forward-looking statements:  Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release.  Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil.  In addition, Abraxas’ future natural gas and crude oil production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves.  Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control.  In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Vice President - Corporate Finance
Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com